SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2011

Alternafuels, Inc.

(formerly known as
Growth Technologies International, Inc.)
(Exact name of registrant as specified in its charter)

Florida	1-12992	26-1422642
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2409 N. Falkenburg Road
Tampa, Florida 33619

(Address of principal executive office)

Issuer's telephone number:  813-377-4439

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2011 the Board of Directors and a majority of the shareholders of the Company approved amendments to the Articles of Incorporation.  The amendments changed the name of the corporation to Alternafuels, Inc. and approved a 1 for 100 reverse stock split of the corporation’s common stock.  The effective date for the name change was March 1, 2011.  The record date of the reverse stock split was March 17, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2011	Alternafuels, Inc. /s/ John Stanton
John Stanton, Chief Executive Officer